                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
                                            [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------
                          MALAN REALTY INVESTORS, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
   (5) Total fee paid:
--------------------------------------------------------------------------------
   [ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1)  Amount previously paid:
--------------------------------------------------------------------------------
   (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
   (3) Filing party:
--------------------------------------------------------------------------------
   (4) Date filed:
--------------------------------------------------------------------------------

                          MALAN REALTY INVESTORS, INC.

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                             TO BE HELD MAY 13, 1999


To the Shareholders of
Malan Realty Investors, Inc.

     The annual meeting of Shareholders of MALAN REALTY INVESTORS, INC. (the "Company") will be held on Thursday, May 13, 1999, at the Community House, 380 South Bates Street, Birmingham, Michigan at 10:00 a.m., local time for the following purposes:

         1. To elect five (5) directors to serve for terms of one to three years if proposal 2 below is approved, and to elect the same persons as directors for a term of one year if proposal 2 is not approved;

         2. To approve an amendment to the Company's By-Laws which will create a classified board of directors with staggered three year terms;

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999; and

         4. To transact such other business as may properly come before the annual meeting.

     The Board of Directors currently knows of no other business to be presented by or on behalf of the Company.

     The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

                       By Order of the Board of Directors



                       ANTHONY S. GRAMER,
                       Chairman of the Board

Bingham Farms, Michigan
March 29, 1999









     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                                TABLE OF CONTENTS

                                                                                                    PAGE

ABOUT THE MEETING..................................................................................  3
   What is the purpose of the annual meeting?......................................................  3
   Who is entitled to vote?........................................................................  3
   What constitutes a quorum?......................................................................  3
   How do I vote?..................................................................................  4
   Can I change my vote after I return my proxy?...................................................  4
   What are the board's recommendations?...........................................................  4
   What vote is required to approve each matter to be voted upon at the meeting?...................  4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT..................................................................................  5
   Section 16(a) Beneficial Ownership Reporting Compliance.........................................  6

ITEM 1-- ELECTION OF DIRECTORS.....................................................................  6
   MANAGEMENT......................................................................................  7
       The Board of Directors and Committees.......................................................  8
       Compensation of Directors...................................................................  9

   EXECUTIVE COMPENSATION.......................................................................... 10
       Summary Compensation Table.................................................................. 10
       Stock Option Plan........................................................................... 10
       Other Compensation and Benefits............................................................. 11
       Total Option Exercises in 1998 and Year-End Option Values................................... 11
       Report of the Compensation Committee........................................................ 11
       Shareholder Return Performance Graph........................................................ 12
       Certain Employment Arrangements............................................................. 13

ITEM 2 - AMENDMENT TO THE COMPANY'S BY-LAWS TO
   CREATE A CLASSIFIED BOARD OF DIRECTORS WITH
   STAGGERED THREE YEAR TERMS.....................................................................  14

ITEM 3-- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS......................................... 15

OTHER MATTERS...................................................................................... 16

COSTS OF PROXY SOLICITATION........................................................................ 16

Presentation of Shareholder Proposals
   at 2000 annual meeting.......................................................................... 16

Annual Report...................................................................................... 16

                          MALAN REALTY INVESTORS, INC.
                              30200 TELEGRAPH ROAD
                       BINGHAM FARMS, MICHIGAN 48025-4503


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1999


     This proxy statement contains information regarding the annual meeting of shareholders of Malan Realty Investors, Inc. (the "Company") to be held Thursday, May 13, 1999 at 10:00 a.m., local time, at the Community House, 380 South Bates Street, Birmingham, Michigan. The Company's Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each of the proposals.

     You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. The enclosed proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. The Company expects to mail this proxy statement on or about March 29, 1999.


                                ABOUT THE MEETING

What is the purpose of the annual meeting?

    At the annual meeting, holders of the Company's Common Stock will vote upon the matters outlined in the accompanying Notice of Meeting, including (i) the election of five directors to serve for terms of one to three years if the Company's proposal to amend its By-Laws is approved, and to elect the same persons as directors, for a term of one year if this proposal is not approved,
(ii) the approval of amendment to the Company's By-Laws to create a classified board of directors with staggered three year terms, and (iii) the ratification of the board's selection of the independent auditors. The Board of Directors does not propose to conduct any other business at the annual meeting. In addition, management will report on the performance of the Company during 1998 and will respond to questions from shareholders.

Who is entitled to vote?

    Only shareholders of record at the close of business on March 19, 1999 (the record date), are entitled to receive notice of the annual meeting and to vote those shares of Common Stock that they held on March 19, 1999. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.

What constitutes a quorum?

    The attendance at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. As of the record date, March 19, 1999, ____________ shares of Common Stock were outstanding. If you hold your shares in "street name" through a broker or other nominee to whom you do not give specific voting instructions, your broker or nominee may not vote your shares on the proposal to amend the By-Laws or on any other "discretionary" matter that may properly come before the meeting. Such "broker non-votes" will nevertheless be counted for purposes of determining whether there is a quorum. Similarly, a proxy marked "ABSTAIN" with respect to any matter will not be voted but will be counted as present.

How do I vote?

         You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

         Instructions for completing the proxy card are contained on the card. By completing and submitting the proxy card, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board has appointed Anthony S. Gramer, Michael K. Kaline and Elliott J. Broderick to serve as the proxies for the annual meeting.

         Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the nominated directors, for the amendment to the Company's By-Laws and for the ratification of the Company's independent auditors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the annual meeting, then the designated proxies will vote your shares in accordance with their best judgment.

Can I change my vote after I return my proxy?

    You may revoke your proxy and change your vote at any time before it is exercised by any of the following means: (i) by notifying the Secretary of the Company in writing of your revocation, (ii) by submitting a later dated proxy or
(iii) by attending the annual meeting and indicating that you intend to vote your shares yourself. If you attend the annual meeting, Messrs. Gramer, Kaline and Broderick, still have authority to vote your shares in accordance with your instructions on the proxy unless you indicate at the annual meeting that you intend to vote your shares yourself.

What are the board's recommendations?

    Unless you give different instructions on the proxy, Messrs. Gramer, Kaline and Broderick will vote in accordance with the recommendations of the Board of Directors. The board recommends a vote:

         FOR election of the nominated slate of directors;

         FOR approval of an amendment to the Company's By-Laws to provide for a classified board of directors with staggered three year terms; and

         FOR ratification of Deloitte & Touche LLP as the Company's independent auditors for 1999.

With respect to any other matter that properly comes before the annual meeting, Messrs. Gramer, Kaline and Broderick will vote as the board recommends or, if the board gives no recommendation, as they determine in their discretion.

What vote is required to approve each matter to be voted upon at the meeting?

    ELECTION OF DIRECTORS. Five directors are to be elected at the meeting. The affirmative vote of the holders of a plurality of the votes cast at the meeting is required for the election of directors. A properly signed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted for the director(s) so indicated, but it will be counted to determine whether there is a quorum.

    AMENDMENT TO BY-LAWS. The Company proposes to amend its By-Laws to create a classified board of directors with staggered three year terms. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to amend the Company's By-Laws.

    RATIFICATION OF AUDITORS. The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent auditors for 1999.

    OTHER MATTERS. If any other matter properly comes before the annual meeting, its resolution will be determined by the affirmative vote of the holders of a majority of votes cast at the meeting.

    EFFECT OF BROKER NON-VOTES AND ABSTENTIONS. Since the election of directors, the amendment to the By-Laws and the ratification of the board's appointment of auditors will be determined by votes cast rather than by a percentage of the shares present, "broker non-votes" and abstentions will not affect the election of directors, the approval of the amendment or the ratification of auditors.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 19, 1999, at which time there were _________________________ shares of the Company's Common Stock outstanding. In preparing this table, the Company has relied upon information supplied by its officers, directors, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission.


                                                                 Amount and Nature of
         Name and Address of Beneficial Owner                    Beneficial Ownership           Percent of Shares

Anthony S. Gramer............................................          338,010(1)                       %
  30200 Telegraph Road
  Birmingham, Michigan 48025
Michael K. Kaline............................................           92,736(2)                       %
Elliott J. Broderick ........................................           57,476(3)                       %
Robert D. Kemp, Jr...........................................           11,462(4)                       *
William McBride III..........................................            7,979(5)                       *
William F. Pickard...........................................            8,037(6)                       *
Richard T. Walsh.............................................            7,979(5)                       *
Directors and Executive Officers as a Group
  (consisting of seven individuals named)....................          523,679(7)                       %
FMR Corp.....................................................          302,600(8)                       %
  82 Devonshire Street
  Boston, Massachusetts  02109
Kensington Investment Group, Inc.............................           399,500                         %
  4 Orinda Way
  Orinda, California  94563
Peter T. Kross ..............................................           290,860                         %
  248 Grosse Pointe Blvd.
  Grosse Pointe Farms, MI 48236
National Westminster Bank Plc................................          353,000(9)                       %
  175 Water Street
  New York, NY 10038
Putnam Investments, Inc......................................           372,333                         %
  One Post Office Square
  Boston, Massachusetts  02109

The Prudential Insurance Company of America .................         760,000(10)                       %
  751 Broad Street
  Newark, New Jersey 07102-3777



* Less than 1%

1 Includes 4,235 shares registered in Mr. Gramer's name as custodian for his son and 108,220 shares subject to vested stock options held by Mr. Gramer. Excludes 1,865 shares owned by Mr. Gramer's son, who shares his household. See "Management - Stock Option Plan."


2    Includes 86,270 shares subject to vested stock options.  See "Management - Stock Option Plan."

3    Includes 52,160 shares subject to vested stock options.  See "Management - Stock Option Plan."

4    Includes 3,500 shares subject to vested stock options.  See "Management-- Compensation of Directors."

5    Includes 4,500 shares subject to vested stock options.  See "Management-- Compensation of Directors."

6    Includes 3,792 shares subject to vested stock options.  See "Management-- Compensation of Directors."

7    See Notes 1 through 6 above.


8 Based on a group filing of a Schedule 13G made by FMR Corp., Edward C. Johnson and Abigail P. Johnson. Through their ownership of common stock of FMR Corp. and a shareholders' voting agreement, Mr. Johnson and Ms. Johnson may also be deemed beneficial owners of the shares.

9 Represents shares that may be acquired upon the exercise of warrants of the Company held by National Westminster Bank Plc.

10 Includes, 400,000 shares that The Prudential Insurance Company of America has the right to acquire through conversion of convertible debentures of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("insiders") file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based on the Company's review of the filings made by the Company's insiders, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.


                         ITEM 1 - ELECTION OF DIRECTORS

     Five directors are to be elected at the annual meeting to serve for terms of one to three years if the By-Laws are amended to provide for a classified board of directors, and if the amendment is not approved, the five directors are to be elected as directors for a term of one year, and until their successors are duly elected and qualified. If shareholder approval of the by-law amendment is obtained, the directors' classes will be determined by resolution of the Board of Directors after the annual meeting. All of the nominees are presently members of the Board of Directors. An affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of directors.

     The Board of Directors recommends that you vote FOR the election of the individuals named below for election to the board.

                                                     Year First
     Name of Nominee                            Elected as a Director
     ---------------                            ---------------------

     Anthony S. Gramer                                  1986
     Robert D. Kemp, Jr.                                1994
     William McBride III                                1994
     William F. Pickard                                 1994
     Richard T. Walsh                                   1994


     Although the board has no reason to believe that any of the nominees are unable or unwilling to serve if elected, if any nominee is unable or unwilling to serve, the board may designate a substitute nominee. In that case, Messrs. Gramer, Kaline and Broderick will vote for the board's substitute nominee. Additional information regarding the nominees is contained below.


                                   MANAGEMENT

     Biographical information for each of the executive officers and the members of the Board of Directors of the Company is contained below.

         ANTHONY S. GRAMER, age 56, is the President, Chief Executive Officer and a Director of the Company, as well as an associate real estate broker of the Company. Mr. Gramer joined the Company in 1981 and acquired all of the outstanding shares of the Company's Common Stock in 1986. From 1972 until 1981, Mr. Gramer served in various executive capacities at companies in the real estate, banking and mortgage industries. Prior to 1972, Mr. Gramer was a member of the audit staff of Touche Ross & Co., now known as Deloitte & Touche. Mr. Gramer is also a past chairman of the legislative committee of the Mortgage Bankers Association of Michigan. Mr. Gramer has been a director of the Company since 1986.

         MICHAEL K. KALINE, age 36, serves as Vice President of the Company. Since joining the Company in 1984, Mr. Kaline has been responsible for overseeing the leasing of the entire portfolio of the Company. In addition, Mr. Kaline is responsible for acquisition, development, and property management and is an associate real estate broker of the Company.

         ELLIOTT J. BRODERICK, age 41, is the Chief Accounting Officer of the Company and oversees the accounting and reporting functions of the Company, as well as regulatory and tax compliance, short-term investments, information systems and fiscal planning and budgets. Prior to joining the Company in 1991, Mr. Broderick was employed for seven years by Plante & Moran, Michigan's largest regional CPA firm. Mr. Broderick is a certified public accountant and a licensed real estate sales person and is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.

         ROBERT D. KEMP, JR., age 58, is currently a director of the Company. Mr. Kemp is a co-founder of Wilson, Kemp and Associates, Inc., where he has served as the President, Chief Operating Officer and a director since 1968. Wilson, Kemp and Associates, Inc., is a wholly owned subsidiary of Comerica Incorporated. In addition, Mr. Kemp currently serves as a director of Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of General Motors Acceptance Corporation. Mr. Kemp also serves as the Treasurer, a director and a member of the Executive Committee of the Detroit and Wayne County Tuberculosis Foundation. Mr. Kemp has been a Director of the Company since 1994.

         WILLIAM MCBRIDE III, age 39, is currently a director of the Company. Mr. McBride is Chairman of the Board, Chief Executive Officer and one of the founders of Assisted Living Concepts, Inc., an owner/operator of assisted living facilities based in Portland, Oregon and a listed company on The American Stock Exchange ("AMEX"). He has been serving as Chairman of the Board since August of 1994, and CEO since October 1997. He is also a member of the Board of Directors for Newcare Health Corporation, a nursing home operating company listed on NASDAQ. Prior to joining Assisted Living Concepts, Inc. in the full time position of CEO, Mr. McBride co-founded LTC Properties, Inc., a real estate investment trust ("REIT"), where he was President, Chief Operating Officer and Board member from August 1992 to October 1997. Prior to co-founding LTC Properties, Mr. McBride served from April 1988 to July 1992 as Vice President, Controller and Chief Accounting Officer at Beverly Enterprises, Inc., an owner/operator of long-term care facilities, retirement living facilities and pharmacies. Prior to that, Mr. McBride worked at Ernst & Young, an international accounting and consulting firm. Mr. McBride has been a Director of the Company since 1994.

         WILLIAM F. PICKARD, age 58, is currently a director of the Company. Dr. Pickard has served as the Chairman of the Board and Chief Executive Officer of Real Plastics Company since 1985. Dr. Pickard currently serves as a director of Michigan National Corporation (a bank holding company and a subsidiary of National Australia Bank), WTVS (the Detroit educational television station), National Association of Black Automotive Suppliers, Detroit Economic Development Corporation, Michigan Cancer Foundation and Detroit Science Center. Dr. Pickard is also a member of the U.S. Advisory Committee for Trade Policy and Negotiations and the Executive Board of the National Association for the Advancement of Colored People. From 1983 until 1987, Dr. Pickard was also Chairman of the Board of Directors of the African Development Foundation. Dr. Pickard has been a Director of the Company since 1994.

         RICHARD T. WALSH, age 63, is currently a director of the Company. Mr. Walsh is President of RT Enterprises, a private firm involved in business consulting and investments, where he has served in that capacity since 1992. Since July 1994, Mr. Walsh has also served as Chairman of Pioneer Industries, Inc., a manufacturer of steel doors and frames. Mr. Walsh served as the President and Chief Executive Officer of Core Industries, Inc., a New York Stock Exchange listed company, from 1991 until 1992 and as President and Chief Operating Officer of Core Industries, Inc. from 1986 until 1991. From 1982 until 1992, Mr. Walsh also served as a Director of Core Industries, Inc. Mr. Walsh is a Trustee of Walsh College and a member of the Financial Executive Institute. Mr. Walsh has been a Director of the Company since 1994.

THE BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board of Directors of the Company held four regular and one special meeting. The Board of Directors has two standing committees: a two-member Audit Committee and a two-member Compensation Committee. During 1998, each director attended every meeting of the Board of Directors and every committee meeting on which he served. Directors fulfill their responsibilities not only by attending board and committee meetings, but also through communication with the Chief Executive Officer and other members of management on matters that affect the Company.

     The Audit Committee consists of William McBride III and Richard T. Walsh. The Compensation Committee consists of Robert D. Kemp, Jr. and William F. Pickard.

     The Audit Committee is responsible for overseeing and reviewing the Company's audit results and monitoring the effectiveness of the Company's internal audit function. In addition, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors. The Audit Committee met five times during 1998.

     The Compensation Committee is responsible for establishing compensation and benefit policies for the Company's executive officers and administering the Company's 1994 Stock Option Plan. The Compensation Committee met three times during 1998.

     Under the Company's Articles of Incorporation, at least three of the Company's Directors must be "Independent" (i.e., not affiliated with the Company). Messrs. Kemp, McBride, Pickard and Walsh are all Independent.

COMPENSATION OF DIRECTORS

      The Company pays its directors who are not employees of the Company an annual fee of $12,000 plus $1,000 for each regular meeting of the Board of Directors attended, plus travel expenses. In 1998, the Company incurred costs of $64,000 relating to the services of Messrs. Kemp, McBride, Pickard and Walsh for serving as directors of the Company and as members of a committee of the Board of Directors. The Company also paid Mr. McBride $1,800 in travel expenses for 1998 for the meeting he attended in person.

      Pursuant to the terms of the Malan Realty Investors, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"), each non-employee director of the Company is automatically granted a non-qualified stock option to purchase 1,000 shares of Common Stock of the Corporation following the annual meeting of the Board of Directors. In the event a vacancy arises on the board following the annual meeting of Shareholders in any year and a non-employee Director is nominated to fill such vacancy prior to December 31 of the same year, such non-employee Director would automatically be granted an option to acquire 1,500 shares of Common Stock (instead of the normal 1,000 share grant) immediately following the next annual meeting of the Board of Directors. Following each annual meeting of the Board of Directors thereafter, the non-employee Director would receive the normal 1,000 share grant, assuming he is reelected to the board.

      The aggregate number of shares of Common Stock issuable under the Directors Stock Option Plan is 80,000, subject to certain adjustments. All options granted must have an exercise price equal to the fair market value of the underlying shares on the date of grant. Options vest upon grant but do not become exercisable by the director until six months following the date of grant. Options remain exercisable until the tenth anniversary of the date of grant or, if earlier, until one year after the director ceases to be a member of the board.

      Messrs. Kemp, McBride, Pickard and Walsh were each granted options on May 13, 1998, to acquire 1,000 shares of Common Stock at an exercise price of $17.688 per share.

      Under the Company's 1995 Stock Compensation Plan for Non-Employee Directors (the "Stock Compensation Plan"), non-employee directors may make an election each year to receive all or a portion of their director's compensation for the following calendar year in the form of Common Stock of the Company instead of cash. Once made, the election is irrevocable for the following year's compensation. The number of shares to be paid to a director in lieu of cash compensation is determined based on the closing price of the Common Stock on the New York Stock Exchange on the day before the compensation is earned by a Director (i.e., the closing price on the day before a board meeting). For 1998, Messrs. Kemp and Pickard received 100% of their directors' compensation in the form of Common Stock of the Company, and Messrs. McBride and Walsh received 50% of their directors' compensation in the form of Common Stock of the Company.

                             EXECUTIVE COMPENSATION

     The following table provides information over the last three calendar years on the annual and long-term compensation for the chief executive officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                             Annual Compensation            Long-Term Compensation
                                             -------------------            ----------------------
                                                                             Awards        Payouts
                                                                             ------        -------
                                                            Other     Restricted   Securities                 All
                                                           Annual        Stock     Underlying    LTIP        Other
Name and                                                 Compensation   Awards      Options1   Payouts    Compensation
Principal Position            Year   Salary     Bonus       ($)          ($)          (#)        ($)          ($)
------------------            ----   ------     -----     ------        -----        -----      ----          ---
Anthony S. Gramer,            1998   $287,500  $200,000          __            __          __        __         $5,000(3)
President, Chief Executive    1997   $287,500       ___          __            __          __        __         $4,750(3)
Officer and Director          1996   $287,500       ___          __            __      19,500        __              __


Michael K. Kaline, Vice       1998   $147,000  $120,000      $7,327(2)         __          __        __         $4,627(3)
President                     1997   $137,500        __      $6,910(2)         __          __        __         $3,223(3)
                              1996   $125,000        __           __           __      15,250        __              __

Elliott J. Broderick          1998   $95,000   $ 93,000      $7,327(2)         __          __        __         $3,083(3)
Chief Accounting Officer      1997   $82,500         __      $6,910(2)         __      15,250        __         $2,683(3)
                              1996   $75,000         __           __           __      ______        __            ____


1     See "Stock Option Plan."

2     Loan forgiveness by Company.

3 Amount of employer's contribution to the Malan Realty Investors, Inc. 401(k) Profit Sharing Plan ("401(k) plan").


STOCK OPTION PLAN

      Prior to the Company's initial public offering in June, 1994 (the "IPO"), the Company adopted The Malan Realty Investors, Inc. 1994 Stock Option Plan (the "Stock Option Plan") to enable employees of the Company to participate in the ownership of the Company. The Stock Option Plan is designed to align the interests of management with those of the shareholders, to provide employees with incentives to stay with the Company, to attract new employees with outstanding qualifications and to promote the success of the Company's long-term business objectives.

      Under the Stock Option Plan, executive officers and employees of the Company may be granted options to acquire shares of Common Stock of the Company. The Stock Option Plan is administered by the Compensation Committee, which is authorized to select the executive officers and other employees to whom Options are to be granted. No member of the Compensation Committee is eligible to participate in the Stock Option Plan.

      The Compensation Committee determines the number of options to be granted to an employee. However, in accordance with the requirements of the Internal Revenue Code for performance-based compensation, the provisions of the Stock Option Plan limit the total number of option shares that the Compensation Committee may grant to an executive officer during any single year to 100,000 shares.

      The exercise price of each option is equal to the fair market value of the underlying shares on the date of grant. With the exception of those options granted on the date of the IPO, options vest over a five-year period at the rate of 20% per year, beginning on the first anniversary of the date of grant. If an option holder's employment is terminated within the first year of the date of grant for any reason other than death, disability, or retirement, the right to exercise the option is forfeited. If an option holder's employment is terminated more than one year after the date of grant for reasons other than death, disability, retirement, or cause, the option may be exercised to the extent it was exercisable at the time of termination of employment. If the termination of employment is for cause, the right to exercise the option is also forfeited. If the termination of employment is because of death, disability, or retirement, the option may be exercised in full. No option may be exercised ten years after the date of grant.

      Notwithstanding the foregoing paragraph, the Compensation Committee may accelerate the vesting of any option that has been held by an option holder for at least six months from the date of grant of the stock option.

      No options were granted under the Stock Option Plan in 1998 to the executive officers.

OTHER COMPENSATION AND BENEFITS

      Messrs. Gramer, Kaline and Broderick also receive medical, group life insurance and other benefits (including matching contributions under the company's 401(k) plan) that are available generally to all of the Company's full-time employees.

TOTAL OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

      The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1998. This table also shows the value on that date of the "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $15.875 per share (the closing market price of the Company's Common Stock on December 31, 1998).



                                            Value           Number of Shares              Value of Unexercised
                        Shares Acquired    Realized      Underlying Unexercised               In-the-Money
                         or Exercised         $          Options at Year-End(#)          Options at Year-End($)
                         ------------      -------    ----------------------------       ----------------------
       Name                                            Exercisable    Unexercisable   Exercisable    Unexercisable
       ----                                            -----------    -------------   -----------    -------------
Anthony S. Gramer              0              $0          96,440             27,460     $70,800         $56,900
Michael K. Kaline              0               0          76,440             22,710     $60,000         $47,625
Elliott J. Broderick          150            $600         44,470             18,430     $42,575         $36,925



                      REPORT OF THE COMPENSATION COMMITTEE

      Compensation Philosophy. The Company's compensation philosophy has been to pay its officers a competitive base salary and also to offer incentive-based compensation. In keeping with this philosophy, the Company established the Stock Option Plan for employees (including executive officers). The Company has not, however, made any grants under the Stock Option Plan in the last two years. In addition, at the time of the IPO, Anthony S. Gramer, the President and Chief Executive Officer (the "CEO") of the Company, contributed 10% of his personally-owned shares of the Company as restricted stock awards to employees of the Company.

      Base Salaries. The Compensation Committee established the 1998 base salaries for the executive officers based on a review of each executive officer's salary for the previous year, his position and level of responsibility in the Company, management's assessment of his expected future contribution to the Company, and salaries of executives of other similar real estate investment trusts. The Compensation Committee considers the salaries of Messrs. Gramer, Kaline and Broderick to be reasonable under these criteria.

      Bonuses. The maximum total bonuses the Company will pay to its executive officers and employees for a given year will not exceed 50% of the increase in the Company's funds from operations over the previous year. Once the aggregate maximum amount is determined, the Compensation Committee has the discretion to award all or any portion of that bonus pool based on the CEO's recommendation and the Compensation Committee's evaluation of the Company's and the individual's performance. The Company has not paid its executive officers bonuses for the last two years.

      Based on the Company's 1998 earnings, its increase in funds from operations and the Company's bonus formula, the bonus pool for 1998 could have been as high as $787,000. However, the 1998 bonus pool was set at $525,000 by the Compensation Committee. The bonus pool was allocated as follows: $413,000 for executive officers and $112,000 for staff.

      Corporate Tax Deduction in Excess of $1 Million a Year. Section 162(m) of the Internal Revenue Code, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Although Company policy does not require the Compensation Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m), the Compensation Committee does consider the cost to the Company in making all compensation decisions. The Company's 1994 Stock Option Plan described in this proxy statement complies with the requirements for performance-based Compensation under Section 162(m).

      Compensation of the CEO. The Compensation Committee determined the 1998 base salary of the CEO based upon the Company's performance and the CEO's salary for the previous years. The base salary for the CEO has not been increased since 1996. The Compensation Committee, based on the Company's bonus formula, awarded the CEO a $200,000 discretionary bonus for his 1998 performance, which amount was included in the $525,000 bonus pool discussed above.

      Going forward, the Compensation Committee will continue to (i) determine the compensation to be paid by the Company to the CEO and other executive officers; (ii) review the compensation and benefits programs, policies and practices of the Company; and (iii) administer the Company's Stock Option Plan. The Compensation Committee is committed to maintaining competitive salary levels for the CEO and the other executive officers of the Company and will continue to place an emphasis on performance-based compensation.

                           THE COMPENSATION COMMITTEE

                               Robert D. Kemp, Jr.
                               William F. Pickard

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Composite - 500 Stock Index and the NAREIT Equity REIT Total Return Index (the "Equity REIT Index") for the period June 17, 1994, the date on which trading of the Company's Common Stock commenced, through December 31, 1998 (assuming the reinvestment of dividends). The Company has selected the Equity REIT Index because it believes the Equity REIT Index offers shareholders the most meaningful basis for assessing total shareholder return on the Common Stock and comparing it to the results of comparable REITs.

      The following graph assumes that the value of the investment in the Company and each of the indices was $100 at the beginning of the period.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                    THE COMPANY, THE NAREIT EQUITY REIT TOTAL
                       RETURN INDEX AND THE S&P 500 INDEX


                                     [GRAPH]


===================================================================================================================
                                      6/17/94      12/31/94     12/31/95     12/31/96     12/31/98     12/31/98
-------------------------------------------------------------------------------------------------------------------
Malan Realty Investors, Inc.          $ 100.00     $  83.32     $  86.89     $ 127.70     $ 156.79     151.48

Nareit Equity REIT Total Return       $ 100.00     $  97.97     $ 112.93     $ 152.75     $ 183.70     151.55
Index
                                      $ 100.00     $ 104.90     $ 114.15     $ 177.25     $ 236.40     303.97
S&P 500 Index
===================================================================================================================


      Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT ARRANGEMENTS

      In 1994, the Company entered into an employment agreement with Anthony S. Gramer (the "Agreement") whereby Mr. Gramer agreed to remain in the employ of the Company for a term extending until two years following the IPO. The Agreement provides for annual base compensation to Mr. Gramer in the amount of $250,000, subject to an annual review and increase by the Compensation Committee and an annual business travel stipend in the amount of $50,000. Beginning in 1995, the Company and Mr. Gramer agreed that, in lieu of the business travel stipend, the Company would pay directly or reimburse Mr. Gramer for the actual amount of any Company related travel expenses. In addition, the Agreement includes provisions restricting Mr. Gramer from competing directly or indirectly with the Company during the term of his employment with the Company and for one year thereafter. Following expiration of the initial term, the Agreement automatically renews for one-year terms unless either party gives the other 90 days' notice terminating such Agreement.

      The Company entered into Change-in-Control Agreements with Messrs. Gramer (in the form of an amendment to his employment agreement), Kaline and Broderick in 1997. The agreements provide that if a change in control of the Company occurs during the person's employment, Messrs. Gramer, Kaline and Broderick shall receive lump sum payments of $1,000,000, $500,000 and $250,000, respectively, and are each entitled to receive, at the Company's expense, health insurance for their respective lifetimes.

              ITEM 2 - AMENDMENT TO THE COMPANY'S BY-LAWS TO CREATE
         A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE YEAR TERMS

         The Board of Directors has unanimously approved and recommends that the shareholders adopt an amendment to the Company's By-Laws to divide the Company's Board of Directors into three approximately equal classes with staggered terms. After a transitional arrangement, directors will serve for three years, with one class being elected each year. Each shareholder should carefully study the advantages and disadvantages of this proposed amendment. The purpose of the amendment is to promote continuity and stability in the Company's management and policies, thereby enhancing the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of shareholders.

         To implement the classified Board of Directors, the staggered board proposal would permit directors elected at this annual meeting to serve for terms of one year, two years or three years, respectively. If the staggered board proposal is adopted, Class I directors will hold office until the 2000 annual meeting; Class II directors will hold office until the 2001 annual meeting; and Class III directors will hold office until the 2002 annual meeting; and, in each case, until their successors are duly elected and qualified. The Board of Directors will determine the classes and terms of the persons elected as Directors of the Company promptly after the annual meeting. At each annual meeting commencing with the 2000 annual meeting, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, the shareholders will elect only approximately one-third of the directors at each annual meeting. Neither Michigan law, nor the Company's Articles of Incorporation or By-Laws require cumulative voting. Pursuant to the Company's By-Laws, the Board of Directors may fill any vacancies that occur for the remainder of the term of the director who ceases to be a director.

         The Board of Directors believes that three-year terms rather than one-year terms increases the likelihood of continuity and stability in the policies formulated by the Board of Directors. This enhances the Company's ability to carry out its long-range plans and goals for its benefit and the benefit of the shareholders. While the board has not experienced any problems with continuity in the past, it wishes to ensure that this will continue and believes that the staggered election of directors will promote continuity because only approximately one-third of the directors will be subject to election each year. The need to ensure continuity in the Board of Directors has increased as a result of the planning and development time needed to complete some of the Company's property redevelopments and to negotiate certain possible property acquisitions.

         Shareholders should be aware that the creation of a staggered Board of Directors is generally referred to as an "Anti-Takeover" device. Because a majority of directors will not be up for election at each annual meeting, the creation of a staggered Board of Directors will make it more difficult for shareholders to replace a majority of the Board of Directors, even if shareholders desire such a change. Under the proposed amendment to the By-Laws, it will take at least two annual meetings for shareholders to effectuate a change in control of the board since only a minority of the directors will be elected at each meeting. The creation of a staggered Board of Directors could perpetuate incumbent management because of the additional time required to change control of the Board of Directors. The creation of a staggered Board of Directors could also discourage certain mergers and tender offers, offers that shareholders might regard as beneficial to their interests. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between potential suitors. The creation of a staggered Board of Directors could also discourage open market purchases by such parties. Such purchases could temporarily increase the market value of the Company's Common Stock, enabling shareholders to sell their shares at a higher price than what would otherwise prevail. Finally, the creation of a staggered Board of Directors could result in a decrease in the market price for the Common Stock by making the stock less attractive to investors who purchase securities in anticipation of a price increase triggered by a possible takeover attempt.

         The Company is not aware of any proposed or contemplated transaction of a hostile nature and this amendment is not being recommended in response to any specific effort to obtain control of the Company. Furthermore, the Company does not presently intend to propose any other anti-takeover measures in future proxy solicitations.

         If the proposed amendment is approved, Section 3.02 of the By-Laws of the Company would be replaced in its entirety by the following:

              NUMBER, QUALIFICATIONS, AND TERM OF OFFICE

                        The number of directors shall be not more than eleven
              (11) nor less than three (3) but such number may be decreased or increased by amendment of these By-Laws by a majority in interest of the shareholders entitled to vote. The first board shall consist of five (5) directors. Thereafter, within the limited above specified, the number of directors may be determined, between annual meetings of the shareholders, by resolution of the board of directors. At all times a majority of the board of directors shall consist of Independent Directors (as that term hereinafter is defined in this Section 3.02 of these By-Laws). "Independent Directors" shall mean an individual who is not an employee, officer or agent of the Corporation. Except as otherwise required by the articles of incorporation, the directors, who need not be shareholders, shall be divided into three classes that shall be as nearly equal in number as is possible. At each annual meeting of shareholders, one class of directors shall be chosen for a full three year term and until their successors shall be duly elected and qualified or, if earlier, until death, resignation or removal.

                        If satisfied immediately following the most recent
              election or appointment of directors, any requirements under the articles of incorporation or these By-Laws regarding the number of directors who must be "independent" shall be deemed to be satisfied until the next annual meeting of shareholders, notwithstanding the occurrence of one or more vacancies on the board of directors occurring between meetings of shareholders.

         The Board of Directors recommends a vote FOR the amendment to the By-Laws creating a classified Board of Directors with staggered three year terms.

      ITEM 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for 1999. Deloitte & Touche LLP also served as the Company's independent auditors last year. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the annual meeting.

         The Company expects that representatives of Deloitte & Touche LLP will be present at the annual meeting, and will have an opportunity to make a statement at the meeting if they desire to do so. The Company also expects that the such representatives of Deloitte & Touche LLP will be available to respond to appropriate questions.

         The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1999.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be determined by the shareholders at the annual meeting; however, if any other matter is properly brought before the meeting, Messrs. Gramer, Kaline and Broderick, intend to vote in accordance with the board's recommendation or, if there is no recommendation, in their own discretion.


                           COSTS OF PROXY SOLICITATION

         The Company will pay the cost of preparing, assembling, and mailing the proxy material. The Company will request that brokers and other custodians and nominees forward proxy materials to the beneficial owners of the Common Stock. The Company will reimburse the brokers and other custodians and nominees for their reasonable expenses in complying with this request.

          PRESENTATION OF SHAREHOLDER PROPOSALS AT 2000 ANNUAL MEETING

         Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in the year 2000 must be received by the Company at 30200 Telegraph Road, Suite 105, Bingham Farms, Michigan 48025-4503 by the close of business on November 30, 1999. If the date of the year 2000 annual meeting is changed by more than 30 days from the date the meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for the meeting. Proposals should be sent to the attention of the President. A person may submit only one proposal for inclusion in the proxy materials, and the proposal, including any accompanying supporting statement, may not exceed 500 words.

                                  ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1998, including financial statements audited by Deloitte & Touche LLP, independent accountants, and their reports dated January 28, 1999, is being furnished with this proxy statement. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES: MALAN REALTY INVESTOR SERVICES, 30200 TELEGRAPH ROAD, SUITE 105, BIRMINGHAM, MICHIGAN 48025-4503.


      Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.


                                          By Order of the Board of Directors,


                                          Anthony S. Gramer
                                          Chairman of the Board


March 29, 1999

                          MALAN REALTY INVESTORS, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 13, 1999

  The undersigned appoints each of Anthony S. Gramer, Michael K. Kaline and Elliott J. Broderick (the "Proxies"), with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Malan Realty Investors, Inc. on Thursday, May 13, 1999, and at any adjournment, and to vote at the meeting all shares of Common Stock that the undersigned is entitled to vote at the meeting in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1), (2) AND (3) IF NO INSTRUCTION IS PROVIDED.

  If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers given by this proxy. The undersigned revokes any proxy previously given to vote at the annual meeting.

  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1, 2 AND 3


                                                                       Please mark your vote as
                                                                       indicated in this example [ x ]

   1.  ELECTION OF DIRECTORS                                           2.  AMENDMENT TO BY-LAWS
       Election as directors of the nominees listed                        Approval of an amendment to the Company' s
       in the accompanying Proxy Statement.                                By-Laws to create a classified Board of
       (Nominees:  Anthony S. Gramer, Robert D. Kemp, Jr.,                 Directors with staggered three year terms.
       William McBride III, William F. Pickard,
       and Richard T. Walsh)                                                [  ] FOR

       [  ] FOR all nominees listed above                                   [  ] AGAINST

       [  ] WITHHOLD AUTHORITY                                              [  ] ABSTAIN
            to vote for all nominees

       [  ] WITHHOLD AUTHORITY
            to vote for nominee(s) named below

            --------------------------------------------------

   3.  RATIFICATION OF INDEPENDENT AUDITORS                       4.   In their  discretion, the Proxies are authorized
       Ratification of the selection of Deloitte & Touche LLP          to vote upon such other business as may properly
       as independent auditors for 1999.                               come before the meeting.

       [  ] FOR

       [  ] AGAINST

       [  ] ABSTAIN


                                       Please sign exactly as name appears
                                       below. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by an
                                       authorized officer. If a partnership,
                                       please sign in partnership name by an
                                       authorized person.


                                       -----------------------------------------
                                       Signature if held jointly


                                       -----------------------------------------
                                       Signature

                                       Dated:                             , 1999
                                             -----------------------------